SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                 August 22, 2002
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              (Date of Report (Date of Earliest Event Reported))

                              LA-Z-BOY INCORPORATED
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            (Exact name of registrant as specified in its charter)

            MICHIGAN                                  38-0751137
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    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

 1284 North Telegraph Road, Monroe, Michigan               48162-3390
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  (Address of principal executive offices)                 (Zip Code)

 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (734) 241-4414
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                                      None
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     Former name, former address and former fiscal year, if changed since last report.

Item 5:  Other Events

NEWS RELEASE

Contact:   Mark Stegeman       (734) 241-4418        mark.stegeman@la-z-boy.com
                                                     --------------------------

               LA-Z-BOY REALIGNS UPHOLSTERY GROUP MANUFACTURING
               ------------------------------------------------

MONROE MI, August 22, 2002 - La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced that its Bauhaus USA, Inc. unit, will be expanding its manufacturing operations in order to meet rising demand. Bauhaus, which produces upholstered furniture with a lifestyle flair, serves the department store market as well as independent furniture dealers. Bauhaus was acquired by La-Z-Boy in 1999 and currently operates four facilities in the greater Tupelo, Miss. area.

The expansion will involve the assumption of two facilities, also located in the greater Tupelo area, currently being operated by another La-Z-Boy unit - HickoryMark. HickoryMark was acquired as part of the LADD acquisition but has been experiencing declining volume and profitability. HickoryMark will build out its backlog and cease manufacturing on October 25, 2002. Bauhaus will begin manufacturing its products in these facilities on October 28, 2002. The company will absorb the cost of the transition in its second fiscal quarter results and has not changed its recently announced earnings guidance.

La-Z-Boy president and chief executive officer, Jerry Kiser, said, "The strong sales performance of the Bauhaus product line demands further production capacity than is currently available. This redeployment of our assets will enable the company's Upholstery Group to continue to meet the increasing demand for its highly popular lifestyle products, as well as improve its delivery times and service capabilities. We will strive to make this transition as seamless as possible for HickoryMark customers and employees."

HickoryMark employees will have the opportunity to apply for a reduced number of jobs that will be created by Bauhaus at its Sherman and Myrtle, Miss. facilities.

Kiser added, "We are committed to continually evaluating our ongoing businesses to provide high quality competitively priced products to our customers and reasonable returns for our shareholders."

Forward-looking Information
---------------------------
Any forward-looking statements contained herein are based on current information and assumptions and represent management's best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment or demand, changes in housing sales, the impact of terrorism, the impact of interest rate changes, the impact of imports, changes in currency rates, competitive factors, operating factors, and other factors identified from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

Additional Information
----------------------
This news release is just one part of La-Z-Boy's financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com. Investors and others wishing to be notified via e-mail of future La-Z-Boy news releases, SEC filings and conference calls may do so at:
http://my.lazboy.com/mygallery/investor_relations.htm.

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Background Information
----------------------
With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world's leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, HickoryMark, La-Z-Boy, La-Z-Boy Contract Furniture Group and Sam Moore, and the La-Z-Boy Casegoods Group companies are Alexvale, American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation's vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 299 stand-alone La-Z-Boy Furniture Galleries(R) and 313 La-Z-Boy In-Store Gallerys, in addition to in-store gallery programs at the company's Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry's fifth largest U.S. furniture retailer. Additional information is available at www.la-z-boy.com.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             LA-Z-BOY INCORPORATED
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                                                   (Registrant)


Date   August 22, 2002                       /s/ Louis M. Riccio, Jr.
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                                             Louis M. Riccio, Jr.
                                             On behalf of the registrant and as
                                             Chief Accounting Officer